EXHIBIT 10.28
            TERMINATION AND CONSULTING AGREEMENT - Bennett Goldstein


         This Termination and Consulting Agreement (hereinafter "Agreement") is entered into under seal this 27th day of September 1999, by Bennett H. Goldstein ("Goldstein") and Carnegie International Corporation ("Carnegie" or the "Company") (Goldstein and Carnegie are sometimes referred to herein collectively as the "Parties").

                                    RECITALS
                                    --------

         WHEREAS, Goldstein and Carnegie entered into an Employee Agreement ("Employment Agreement") dated February 1999, by which Goldstein agreed to become employed by Carnegie and Carnegie agreed to employ Goldstein in the capacity of Executive Vice President and Chief Financial Officer of Carnegie, commencing on or about February 15, 1999.

         WHEREAS, Carnegie has employed Goldstein and Goldstein has served in the capacity as Executive Vice President and Chief Financial Officer of Carnegie from on or about February 15, 1999 through the date of this Agreement.

         WHEREAS, Carnegie and Goldstein have mutually agreed to terminate Goldstein's employment with Carnegie, to terminate and cancel the terms of the Employment Agreement, to enter into an independent consulting arrangement, and to provide each other with certain further agreements in connection with the termination of the employment relationship, all as set forth herein.

         NOW, THEREFORE, in consideration of the mutual undertakings and agreements of the Parties hereto, the receipt and adequacy of which consideration is hereby expressly acknowledged, the Parties hereto agree under seal as follows:

         1. Termination of Employment. Goldstein and Carnegie agree that Goldstein's employment with Carnegie was terminated effective September 10, 1999, by mutual agreement of the Parties. Goldstein shall confirm his resignation from the position of Executive Vice President and Chief Financial Officer of Carnegie, together with all other offices or positions he holds with Carnegie, by letter dated and delivered on or before September 30, 1999.

         2. Cancellation of Employment Agreement. Goldstein and Carnegie hereby agree and acknowledge

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that the Employment Agreement, together with all of its covenants, promises and terms, shall be and is terminated, cancelled and voided, so that it shall no longer be legally operative or of any force and effect.

         3. Consulting Agreement. Goldstein and Carnegie agree that for a period of six months from September 10, 1999 he will perform certain consulting services for Carnegie, and will be available during regular business hours to advise, counsel and inform designated officers and employees of Carnegie about the industry, business, customers, budgeting, finances, expenses, marketing and other aspects of or concerning Carnegie's business about which Goldstein has knowledge or expertise. Goldstein shall provide such services if and when requested, from time to time, by Carnegie's executive officers or by its board of directors. Notwithstanding the foregoing, Goldstein shall have no obligation to perform a specified number of hours of consulting services per week. Goldstein and Carnegie agree that the consulting services to be provided by Goldstein to the Company will be performed in a capacity as independent contractor, and not as an employee. Goldstein and Carnegie also agree that Goldstein shall have no right or authority at any time to make any contract or binding promise of any nature on behalf of Carnegie, either oral or written, without the advance express written consent of an authorized representative of the Company.

         4. Compensation as Consultant and Severance Benefits. Goldstein and Carnegie agree that Carnegie shall provide to Goldstein the following consideration in connection with the consulting services, the termination of the employment and the cancellation of the Employment Agreement, as described in paragraphs 1, 2 and 3 above.

                a. Carnegie shall continue to pay to Goldstein, for a period of six months from September 13, 1999, compensation totaling $87,500 in thirteen equal bi-weekly installments of $6,730.77, without withholding.

                b. Subject to the qualification set forth in the last sentence of this paragraph, Carnegie will continue to pay health insurance premiums under its health plan on behalf of Goldstein for six months following the date of this Agreement, so as to provide to the extent feasible the same or equivalent coverage to that which Goldstein currently receives under Carnegie's health care insurance plan. The Parties acknowledge that the health care coverage may be provided by Carnegie's insurance carrier through Goldstein's COBRA rights and, if so, Goldstein agrees that Carnegie may comply with the obligations set forth in this subparagraph in that manner with the proviso and understanding that Carnegie shall pay the premiums as provided in this subparagraph. Carnegie will have no obligation to provide or pay for health insurance coverage in the event he becomes employed by an entity that offers health insurance as a benefit generally to its employees.

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                c. Carnegie agrees to provide, promptly after seven (7) days following the final execution of this Agreement, purchase warrants entitling Goldstein to purchase 100,000 shares of the common stock of Carnegie at the price of $2.50 per share. It is agreed and understood between Carnegie and Goldstein that the warrants shall have a cashless exercise provision or feature, and that warrants for 33,334 shares will vest on the first anniversary of the date of this Agreement, warrants for 33,333 shares of Carnegie stock will vest on the second anniversary of the date of this Agreement, and warrants for 33,333 shares of common stock of Carnegie shall vest on the third anniversary of the date of this Agreement. The warrants for all 100,000 shares of common stock shall expire thirty (30) days after the third anniversary of this Agreement. The specific terms of the warrants shall be governed by a separate Warrant Agreement or the warrants themselves, the economic terms of which shall be in substance identical to those stated in this paragraph, and which otherwise shall contain ordinary and customary terms for warrants issued by Carnegie.

         5. Accrued and Unpaid Benefits. Carnegie will pay Goldstein for any accrued but unpaid benefits, if any, through September 10, 1999, in accordance with Carnegie's established policies, including but not limited to auto allowance, professional dues, life insurance and disability insurance.

         6. Expense Reimbursements and Refunds. Carnegie agrees to reimburse Goldstein for all reasonable, legitimate and authorized business expenses incurred by Goldstein in connection with his duties as Executive Vice President and Chief Financial Officer of Carnegie prior to September 10, 1999. Such expenses shall be reimbursed in the ordinary course of business consistent with standard internal practices and policies of Carnegie. Goldstein agrees to reimburse or refund to Carnegie any expenses he has incurred with Company funds, through the use of Company credit cards, cash advances or any other means, which were personal in nature and/or not reasonable, legitimate and authorized business expenses of Carnegie. The Company and Goldstein agree to work with each other reasonably and cooperatively to identify any such business expenses or personal expenses, and in connection therewith, Goldstein agrees to provide sufficient information and documentary backup to document his claim to business expenses.

         7. Return of Company Property. Goldstein agrees to return promptly, and in no event later than seven (7) days after the date of this Agreement, all credit cards, keys, records, documents, files of every nature, policy manuals, security access cards, computer-stored material, financial information, equipment (including mobile telephones and computers) and all other property of, or relating to the operations and affairs of, Carnegie. Any

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records, files or documents relating in any manner to the operations and affairs of Carnegie, or copies thereof, which Goldstein desires to maintain in his possession shall be provided to the President of Carnegie, and permission shall be obtained from the President by Goldstein before such records, files or documents shall or may be retained by Goldstein. Notwithstanding any provision of this paragraph to the contrary, Goldstein shall prepare a schedule of property and documents returned to the Company, which schedule shall be acknowledged by the President, in writing. Goldstein and Carnegie shall each be entitled to retain copies of said schedule.

         8. Acknowledgement of Return of Confidential Property. Goldstein acknowledges that the records, files and documents relating to the operations and affairs of Carnegie which he has used, reviewed or prepared in conjunction with his employment as Executive Vice President and Chief Financial Officer of Carnegie, and any copies thereof, are proprietary to Carnegie and confidential in nature. Goldstein hereby acknowledges that all such records, files and documentation constitute the property of Carnegie and that he has or will, consistent with paragraph 6 hereof, return all such property to the President of Carnegie or obtain express permission from the President to retain such materials.

         9. Covenants to Cooperate and Representations and Waivers Regarding Possible Conflicts of Interest.

                a. Goldstein hereby covenants and agrees to cooperate in all reasonable ways with Carnegie in the defense of certain lawsuits brought as putative class actions by certain shareholders of Carnegie (the "Putative Class Action Lawsuits"). Such cooperation will include, but not be limited to, making himself available at reasonable times and upon reasonable notice to the Company and its counsel to consult with regard to issues raised in the lawsuits, to provide full and accurate information and input relating to the issues in the lawsuit, and to make himself available for deposition and trial testimony, to the extent requested by the Company or its counsel.

                b. Goldstein hereby covenants and agrees that, as of the date of this Agreement, he is aware of no conflicting interests between the Company or its various officers and directors, on the one hand, and Goldstein, on the other hand, relating to the issues raised in the Putative Class Action Lawsuits and that consequently, he is aware of no circumstances at the present time which would give rise to a conflict of interest on the part of legal counsel currently representing the Company and various directors and officers (including Goldstein) who are defendants in the Putative Class Action Lawsuits. Furthermore, Goldstein hereby covenants and agrees that, to the extent in the future conflicting interests arise between the Company and/or any of its directors or officers and

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Goldstein such that current legal counsel representing these parties can no longer continue to represent all of these parties, then in that event Goldstein will seek new legal counsel and will not argue or maintain that the current legal counsel for the Company and its various officers and directors are required to withdraw from their representation of any of the other parties because or by virtue of their prior representation of Goldstein in the Putative Class Action Lawsuits. Goldstein hereby waives any such conflict of interest and consents to legal counsel's continued representation of the Company and other officers and directors of the Company in the event such future conflict may appear or arise. In addition, in the event a conflict of interest arises in the future, Goldstein agrees to continue to cooperate, in the manner described above, with the Company and its counsel in the defense of the claims asserted in the Putative Class Action Lawsuit, and further agrees to continue to abide by the terms of any joint defense agreement which may have been entered into by Goldstein and other parties prior to the time any such future conflict appears or, in the event no such joint defense agreement has at that time been entered into, to enter into a joint defense agreement with the Company and its directors and officers containing standard terms and conditions.

         10. Releases.

                a. In consideration of the agreements set forth herein and other good and valuable consideration, Goldstein, together with his heirs, successors and assigns, hereby release and forever discharge Carnegie, its affiliate and subsidiary corporations, and its directors, officers, employees, representatives and attorneys, from any and all manner of action, cause and causes of action, suits, debts, dues, duties, sums and sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, agreements, promises, warranties, damages, judgments, expenses, execution, claims and demands whatsoever, in law, equity or mixed, whether known or unknown, whether appreciated or unappreciated, which Goldstein ever had, now has or which he or his heirs, successors or assigns can, shall or may have, in connection with any matter relating to or arising out of or in connection with Goldstein's employment with Carnegie, the Employment Agreement, or any statements, actions or inactions on the part of Carnegie in connection with the employment relationship. This release includes, but is not limited to, any such claim under Title VII of the Civil Rights Act of 1964, as amended, any state or local fair employment practices law, the Rehabilitation Act of 1973, the Americans With Disabilities Act, any state or federal law regarding wages, benefits or employment practices, The Family and Medical Leave Act, the Employee Retirement Income Security Act, the Age Discrimination in Employment Act, or any other federal, state or local law or common law, whether before any state or federal court, administrative agency, civil rights commission or other

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forum.

                b. In consideration of the agreements set forth herein and other good and valuable consideration, Carnegie, together with its successors and assigns, hereby releases and forever discharges Goldstein, and his heirs, successors and assigns, from any and all manner of action, cause and causes of action, suits, debts, dues, duties, sums and sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, agreements, promises, warranties, damages, judgments, expenses, executions, claims, and demands whatsoever, in law, equity or mixed, whether known or unknown, whether appreciated or unappreciated, which Carnegie ever had, now has or which Carnegie or its successors or assigns can, shall or may have in connection with any matter relating to or arising from Goldstein's employment with Carnegie, the Employment Agreement, or any statement, action or inaction on the part of Goldstein in connection with the employment relationship. It is expressly agreed and understood that the scope of this release by Carnegie of Goldstein does not include any of his actions or any potential claims the Company may have against Goldstein arising in connection with matters other than Goldstein's employment with Carnegie.


         11. Covenant Not to Sue.

                a. Goldstein hereby covenants not to sue Carnegie, its affiliate or subsidiary corporations, or its directors, officers, employees, representatives and attorneys, for any of the claims or other matters which are the subject of the release provided by Goldstein in paragraph 10 a. above.

                b. Carnegie hereby covenants not to sue Goldstein, in his individual capacity, for any matters relating to or arising in connection with Goldstein's work for Grant Thornton prior to the time Goldstein became employed by Carnegie. This provision shall not be construed to limit in any manner Carnegie's right or ability to maintain any claims it might have against Grant Thornton in connection with the services rendered by Grant Thornton (through Goldstein or otherwise) to the Company at any time.

         12. Certain Notices to Goldstein. Carnegie hereby provides notice to Goldstein that he has twenty-one (21) days from the date this Agreement is furnished to him to consider the terms of this Agreement before signing it. Carnegie has further advised Goldstein that he may wish to discuss this Agreement with an attorney, and Carnegie understands that Goldstein is, indeed, represented by counsel in connection with the negotiation and consummation of this Agreement. Further, Carnegie hereby provides notice that, for a period of seven (7) days following the execution of this Agreement, Goldstein may revoke it, and this Agreement shall not become finally effective and

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enforceable until the revocation period has expired.

         13. Agreements Relating to Indemnification. The Company and Goldstein agree that the contractual indemnity provision set forth in paragraph 12 of the Employment Agreement, consistent with paragraph 2 of this Agreement, shall be deemed terminated, cancelled and voided, and of no further effect. Carnegie shall indemnify and hold Goldstein harmless from any and all claims or demands made against him by any party as a result of any act, omission, or decision made by him in good faith during the term of his employment by the Company. Carnegie shall maintain Directors and Officers insurance coverage for any such acts, omissions or decisions. In the event that insurance coverage is unavailable and/or inadequate to provide a defense to any such claim, Carnegie shall pay all expenses, including reasonable fees and related disbursements of attorneys and other professionals actually and necessarily incurred by Goldstein in connection with the defense of such act, omission or decision in any threatened or actual suit or proceeding.

         14. Acknowledgments and Representations by Goldstein. Goldstein hereby acknowledges, covenants and represents that he is aware of no improper or illegal actions having been committed by any of the officers, directors or employees of Carnegie in connection with the affairs and business of Carnegie. By "improper or illegal actions," Goldstein means any actions which would constitute a violation of any federal or state law (including without limitation any laws regulating the purchase or sale of securities), any actions committed by a director, officer or employee inconsistent with such person's fiduciary duties to Carnegie, or any action taken by the Company, or any of its directors, officers or employees, which would give rise to a clear cause of action on the part of a third party against the Company for any liability. Goldstein hereby acknowledges that he is voluntarily agreeing to terminate his employment with the Company for personal reasons and in order to pursue other employment and professional opportunities.

         15. Payment of Goldstein's Attorney's Fees. Carnegie shall pay within seven (7) days of the date of this Agreement, directly to Goldstein's counsel, Rudnick & Wolfe, Goldstein's attorney's fees incurred to date in connection with the defense of the class action lawsuits, interpretation of his rights under his Employment Agreement, and representation in connection with work performed by Grant Thornton. This payment obligation shall in no event exceed Twelve Thousand Five Hundred Dollars ($12,500.00). Rudnick & Wolfe shall provide to Carnegie and its counsel, within three (3) days of the date of this Agreement, a copy of its bill, showing in reasonable detail the fees and expenses incurred on a daily basis.

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         16. Withholding Taxes. Carnegie shall indemnify and hold Goldstein harmless from any and all claims, irrespective of how asserted, in connection with any nonpayment of withholding taxes or other trust fund contributions incurred on account of compensation paid to Carnegie employees.

         17. Miscellaneous Provisions

                a. Further Assurances. The Parties hereto hereby agree to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments from time to time, as either of them may at any time reasonably request in order to better assure and confirm unto each party their respective rights, powers and remedies conferred hereunder.

                b. No Agency. This Agreement shall not be deemed to constitute the Parties hereto as partners or joint ventures, nor shall either party hereto be deemed to be an agent of any nature, kind or description whatsoever of the other.

                c. Severability. If any term or condition of this Agreement shall be held invalid by a court, arbitrator or tribunal of competent jurisdiction in any respect, such invalidity shall not affect the validity of any other term or condition hereof. If any term or condition of this Agreement shall be held to be unreasonable as to time, scope or otherwise by such a court, arbitrator or tribunal, it shall be construed by limiting or reducing it to the minimum extent so as to be enforceable under the then applicable law. The Parties hereto acknowledge that they would have executed this Agreement with any such invalid term or condition excluded or with any such unreasonable term or condition so limited or reduced.

                d. Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the Parties with regard to the specific subject matter hereof and supersedes all prior written and/or oral understandings between the Parties. As the final written expression of all of the agreements and understandings among the Parties hereto, this Agreement is an exhaustive and complete expression of the Parties' intent and, therefore, may be modified only by a writing signed by all of the Parties.

                e. Waiver. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall neither be considered a waiver nor deprive that party of any right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing and signed by

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the party to be charged therewith.

                f. Binding Effect. This Agreement shall be binding upon, and inure to the benefit of, the heirs, personal representatives, legal successors and assigns of the respective Parties hereto. Nothing in this Agreement shall be construed as granting to any person or entity whatsoever other than the Parties hereto and their respective heirs, successors and assigns, any remedy, claim or other privilege or right under or in respect of this Agreement or any provision hereof.

                g. Construction. This Agreement shall be governed, enforced, performed and construed in accordance with the laws of the State of Maryland (excepting those conflicts of laws provisions which would serve to defeat application of Maryland substantive law).

                h. Counterparts. Provided that all Parties hereto execute a copy of this Agreement, this Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Executed copies of this Agreement may be delivered by facsimile transmission or other comparable means.

                i. Headings; Recitals. The headings contained herein are included solely for the ease of reference and in no way shall limit, expand or otherwise affect either the substance or construction of the terms and conditions of this Agreement or the intent of the Parties hereto. The Recitals set forth on the first page of this Agreement are an integral part hereof.

                j. Voluntary Agreement. The Parties hereto represent that they have carefully read the foregoing Agreement, understand its terms, consulted with an attorney of their choice, and voluntarily signed the Agreement as their own free act with intent to be fully and legally bound thereby. The terms of this Agreement are contractual and not a mere recital.

                k. Authority. Each of the Parties hereto represents unto the other that the person executing this Agreement on his or its behalf has full authority to bind that party to the terms of this Agreement.

                l. Time of the Essence. Time is of the essence with respect to the performance of this Agreement.

                m. Notices. Any notice, demand or other communication required or permitted by this Agreement shall be either in writing and mailed, forwarded by telecopy or delivered by hand to the applicable party or Parties at the addresses indicated below:

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                           If to Goldstein:
                           ----------------

                           Bennett H. Goldstein
                           29 Stonegate Court
                           Baltimore, MD 21208

                           with a copy to:

                           Steven Fedder
                           Rudnick & Wolfe
                           1201 New York Avenue, N.W.
                           Penthouse
                           Washington, DC 20005


                           If to Carnegie:
                           ---------------

                           Lowell Farkas
                           President
                           Executive Plaza 3, Suite 1001
                           Carnegie International Corporation
                           11350 McCormick Road
                           Hunt Valley, MD 21031

                           with a copy to:

                           Jefferson V. Wright, Esq.
                           Miles & Stockbridge P.C.
                           10 Light Street
                           Baltimore, Maryland 21202

         IN WITNESS WHEREOF, the undersigned Parties have executed this Agreement under seal as of the date first above written:

WITNESS/ATTEST: